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                                                                      Exhibit 21

                               NORDSON CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


                The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant's consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized.


        Jurisdiction of
         Incorporation                     Name
         -------------                     ----

        INTERNATIONAL:
        --------------
        Australia                          Nordson Australia Pty. Limited
        Austria                            Nordson GbmH
        Belgium                            Nordson Belgium N.V.
        Brazil                             Nordson do Brasil Industria e
                                             Comercio Ltda.
        Canada                             Nordson Canada, Limited
        China                              Nordson (China) Co., Ltd.
        Colombia                           Nordson Andina Ltda.
        Czech Republic                     Nordson CS, spol.s.r.o.
        Denmark                            Nordson Danmark A/S
        Finland                            Nordson Finland Oy
        France                             Nordson France S.A.
        Germany                            Nordson Engineering GmbH
        Germany                            Nordson Deutschland GmbH (1)
        Germany                            Nordson Euro Trading GmbH (2)
        Hong Kong                          Nordson Application Equipment, Inc.
        India                              Nordson India Private Limited
        Italy                              Nordson Finishing S.r.l.
        Italy                              Nordson Italia S.p.A (3)
        Japan                              Nordson K.K.
        Japan                              Nordson Engineering K.K.
        Malaysia                           Nordson (Malaysia) Sdn. Bhd. (4)
        Mexico                             Nordson de Mexico, S.A. de C.V.
        Netherlands                        Nordson European Distribution B.V.
        Netherlands                        Nordson Nederland B.V.
        Netherlands                        Nordson Walcom B.V.
        Norway                             Nordson Norge A/S
        Poland                             Nordson Polska Sp.z.o.o.
        Portugal                           Nordson Portugal Equipamento
                                             Industrial, Lda.
        Russia                             Nordson Deutschland GmbH
                                             Representative Office
        Singapore                          Nordson S.E. Asia (Pte.) Ltd.
        South Korea                        Nordson Sang San Ltd. (5)
        Spain                              Nordson Iberica, S.A.
        Sweden                             Nordson Sverige AB
        Switzerland                        Nordson (Schweiz) AG (6)
        United Kingdom                     Spectral Technology Group Ltd.
        United Kingdom                     Nordson (U.K.) Limited
        United States Virgin Islands       Nordson FSC, Inc.
        Vietnam                            Nordson Pacific Inc.




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

        Jurisdiction of
         Incorporation                 Name
         -------------                 ----
        DOMESTIC:
        ---------
        California                     Asymptotic Technologies, Inc.(7)
        California                     Slautterback Corporation
        California                     Mountaingate Engineering, Inc.
        Connecticut                    Electrostatic Technology, Inc.
        Ohio                           Nordson Pacific, Inc.
        Ohio                           Nordson U.S. Trading Company


        (1)  Owned by Nordson Engineering GmbH and Nordson Corporation
        (2)  Owned by Nordson Engineering GmbH
        (3)  Owned by Nordson Finishing S.r.l.
        (4)  A 65%-owned joint venture
        (5)  A 45%-owned joint venture accounted for on the equity method
        (6)  Owned by Nordson Belgium S.A.
        (7)  Does business under the name Asymtek